Exhibit 10.2

FORM OF LOCK-UP AGREEMENT

ENER-CORE, INC.

April __, 2015

Ener-Core, Inc.

9400 Toledo Way

Irvine, California 92618

Attention: Mr. Domonic J. Carney, CFO

E-mail: DJ.Carney@ener-core.com

Re:	Ener-Core, Inc. - Lock-Up Agreement

Dear Sirs:

Reference is hereby made to that certain Exchange Agreement (the "Exchange Agreement"), dated as of April __, 2015 (the “Exchange Date”) by and among Ener-Core, Inc. (the "Company") and the undersigned, with respect to the exchange of (i) Warrants issued pursuant to that certain Securities Purchase Agreement dated as of April 15, 2014 by and among the Company, the undersigned and certain other investors party thereto (the "Warrants"), representing the right to acquire shares of Company's common stock, par value $0.0001 per share (the "Common Stock"), for (ii) a number of shares of Common Stock set forth on the undersigned's signature page attached to the Exchange Agreement (the shares of Common Stock issued to the undersigned pursuant to the Exchange Agreement are referred to herein as the "Exchange Shares"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Exchange Agreement.

For good and valuable consideration, the sufficiency of which is hereby acknowledged and agreed, the undersigned agrees that, commencing on the Exchange Date and ending on the earlier of (i) the sixtieth (60th) calendar day following the Exchange Date and (ii) the first date that the Weighted Average Price (as defined in the Warrants) of the Common Stock equals or exceeds $0.30 (as adjusted for any stock split, stock dividend, stock combination, reclassification or similar transaction occurring after the Exchange Date) for each of ten (10) consecutive Trading Days (as defined in the Warrants) (the "Lock-Up Period"), the undersigned will not, and will cause all affiliates (as defined in Rule 144 promulgated under the Securities Act of 1933, as amended) of the undersigned not to, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge (other than pursuant to customary prime brokerage arrangements), grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any Exchange Shares and any securities received in substitution or replacement of the Exchange Shares (collectively, the "Lock-Up Shares"), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any Lock-Up Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise or (iii) make any offer, sale, pledge (other than pursuant to customary prime brokerage arrangements) or disposition, or enter into any transaction, swap, hedge (including, without limitation, any short sale) or other arrangement relating to any Lock-Up Shares or (iv) publicly disclose the intention to do any of the foregoing. Notwithstanding anything to the contrary contained in this Lock-Up Agreement, the Company and the undersigned hereby acknowledge and agree that the provisions of this Lock-Up Agreement shall not apply to any securities of the Company other than the Lock-Up Shares.

The foregoing restriction is expressly agreed to preclude the undersigned, and any affiliate of the undersigned, from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-Up Shares even if the Lock-Up Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Lock-Up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Lock-Up Shares.

Notwithstanding the foregoing, the undersigned may transfer during the Lock-Up Period (i) the Lock-Up Shares as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, or (ii) the Lock-Up Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as otherwise expressly contemplated or permitted by the terms hereof, for the duration of the Lock-Up Period will have, good and marketable title to the Lock-Up Shares, free and clear of all liens, encumbrances, and claims whatsoever (other than the restrictions contained herein). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent (the "Transfer Agent") and registrar against the transfer of the Lock-Up Shares except in compliance with the foregoing restrictions.

In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Lock-Up Agreement.

The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Lock-Up Agreement and that the undersigned has received adequate consideration therefor.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

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This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument. No consideration shall be offered or paid to any Other Holder to amend or consent to a waiver or modification of any provision of any of lock-up agreement executed contemporaneously with this Lock-Up Agreement unless the same consideration (other than the reimbursement of legal fees) also is offered to the undersigned. Notwithstanding anything to the contrary set forth in this Lock-Up Agreement, if any Other Holder (x) is or becomes subject to a less restrictive lock-up agreement than the undersigned (including, without limitation, through any waiver, amendment, modification or termination of any provision thereof) or (y) ceases to be bound any provision(s) of a lock-up agreement, the undersigned shall automatically, without any action by the undersigned or the Company, be subject to the terms of such less restrictive lock-up agreement in the case of clause (x) or cease to be bound by such provision(s) in the case of clause (y) (as applicable).

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

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Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

Agreed to and Acknowledged:

ENER-CORE, INC.

By:
Name:
Title:

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